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EXHIBIT 21.01

SUBSIDIARIES OF MSC INDUSTRIAL DIRECT CO., INC.

CORPORATION	STATE OF INCORPORATION
Sid Tool Co., Inc.	New York
Primeline International, Inc.	New York
Kaja Productions, Inc.	New York
Cut-Rite Tool Corp.	Florida
D.T.C. Tool Corp.	Florida
Brooks Precision Supply, Inc.	Massachusetts
MSC Services Corp.	New York
Anderson Industrial Supply, Inc.	Florida
Dolin Supply, Inc.	New York
Discount Tool and Supply Company	New York
Drake-Atwood Tool & Supply Company, Inc.	Tennessee
J&S Tool Company, Inc.	Tennessee
Holloway Bros. Tools, Inc.	Delaware
RMG Corporation	Wisconsin
Industrial Specialty Company Incorporated	Mississippi
Industrial Specialty Company, Inc. of Tupelo	Mississippi
Corbin Corporation	Ohio
MSC Direct Line, Inc.	New York
Swiss Precision Instruments, Inc.	California
Enco Manufacturing Co., Inc.	New York
MSC Acquisition Corp III	New York
MSC Acquisition Corp IV	New York
MSC Acquisition Corp V	New York
Corbin Acquisition Corporation	Ohio
Corbin Integrated Services	Ohio
J&L America, Inc.	Michigan
MSC Acquisition Corp VI	New York
MSC Contract Management, Inc.	New York
MSC Foreign Properties Corporation	Delaware

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  EXHIBIT 21.01
SUBSIDIARIES OF MSC INDUSTRIAL DIRECT CO., INC.